Exhibit 10.3

CIVIL SETTLEMENT AGREEMENT

This civil settlement agreement (“Agreement”) is made by and between The Armored Group, LLC (“TAG”), a Nevada limited liability company, and Supreme Indiana Operations, Inc., a Delaware corporation, successor to Supreme Corporation, a Texas corporation, and Supreme Corporation of Texas, a Texas corporation (collectively “Supreme”).  TAG and Supreme are the parties (“Parties”) to this Agreement.

1.                                      Recitals, Representations and Conditions

1.1                                 TAG filed a lawsuit against Supreme in Arizona which was removed to the federal court, No. CV-09-00414-PHX-NVW.

1.2                                 Supreme filed a lawsuit against TAG in Indiana state court, and TAG has filed counterclaims against Supreme, No. 20D03-0209-PL.

1.3                                 TAG and Supreme have reached a full settlement of all claims and counterclaims in the lawsuits.

1.4                                 Supreme represents that (a) it has filed all required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as applicable, during the 12-month period preceding the date hereof, (b) the information furnished or filed in such reports does not contain, as of the date such report was filed, any untrue statement of a material fact with respect to Supreme and does not omit to state any material fact with respect to Supreme necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading, and (c) except as disclosed in writing to TAG, no additional disclosures beyond those set forth in such reports are necessary to (i) update or correct any untrue statement of material fact with respect to Supreme in such reports as of the date hereof or (ii) cure any omission to state any material fact with respect to Supreme in such reports necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading, as of the date hereof.

1.5                                 TAG requests that all class A stock it receives under this settlement agreement be registered.  Supreme represents and warrants that it will register any stock issued and delivered to TAG or its designee with the SEC on a Form S-1 Registration Statement (or, if possible, an S-3 Registration Statement) at Supreme’s sole expense and keep any such S-1 or S-3 Registration Statement current (“evergreen”) until the earlier of: (i) the date on which TAG may sell all of the shares covered by such Registration Statement without a restriction on the volume of shares that can be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the date on which TAG shall have sold all of the shares covered by the Registration Statement.  Supreme shall act reasonably and diligently and will exercise its best efforts to file an S-1 or S-3 Registration Statement with the SEC within 30 days after the date of this Agreement with respect to the 350,000 shares issued to TAG upon execution of this Agreement, and within 30 days with respect to the 350,000 shares issued to TAG on January 15, 2012, and then have such Registration Statements declared effective promptly thereafter.  Supreme shall notify TAG when the Registration Statements are effective.

1.6                                 Supreme represents that as of the date of the signing of this settlement agreement that it has no plans to file any actions in bankruptcy.

1.7                                 TAG acknowledges that the 700,000 shares of class A stock to be issued pursuant to Section 2.2 hereof will be issued in reliance upon the exemptions from registration or qualification under the Federal and state securities laws based, in part, upon TAG’s representations in this Section 1.7.  TAG is acquiring the shares of class A stock for its own account and not with a view to, or for sale in connection with, any distribution thereof.  TAG acknowledges that such shares may not be sold or transferred unless such sale or transfer is registered or qualified with the appropriate securities authorities or unless an opinion of counsel, reasonably satisfactory to Supreme, is rendered that there then exists an exemption from such registration or qualification applicable to such sale or transfer.  TAG understands that the certificates evidencing the shares of class A stock shall bear legends reflecting these restrictions on sale or transfer.  TAG is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

2.                                      Consideration

2.1                                 Supreme will pay TAG $1,100,000 in cash.  This cash payment is in addition to any voluntary payments made by Supreme to TAG during the course of the lawsuit.  $400,000 shall be paid upon the signing of this Agreement.  The remaining $700,000 shall be paid over the next twelve months in the principal amount of $58,333 per month plus accrued interest at 5.75% simple interest, commencing thirty days after the signing of this Agreement.  Upon any refinancing of the Supreme companies prior to the end payment of the $1,100,000, Supreme shall pay any remainder of the amount in full without prepayment penalty.  All payments shall be made to the Osborn Maledon trust account.

2.2                                 Upon the signing of this Agreement, Supreme shall issue and deliver to TAG or its designee 700,000 shares of class A stock on the following schedule: 350,000 shares on the signing of this Agreement; 350,000 shares on January 15, 2012.  TAG or its designee may place no more than 50,000 shares for sale on the open market for any thirty day period.  Supreme, in its sole discretion, can authorize TAG to sell more than 50,000 shares a month under this agreement upon request.  If TAG requests permission to sell more than 50,000 shares per month, it will notify Supreme and Supreme shall have 72 hours to agree or not agree.  This notice can be given along with the notice of right to first refusal discussed below in paragraph 2.3.  Supreme shall report the issuance and delivery of class A stock to TAG or its designee on a form 1099 when stock is received by TAG or its designee.  In the event of a forward stock split, stock dividend, reverse stock split, or recapitalization, TAG will be treated in the same manner as all of the other holders of Supreme’s Class A Common Stock.

2.3                                 Prior to selling any class A stock, TAG or its designee will give Supreme three days notice in writing of the amount of stock TAG intends to sell, and Supreme (or its designee) shall have a right to purchase the class A stock that TAG or its designee has stated it intends to put on the market at the then market price which will be the closing price of the stock on the day preceding the written notice in writing.  The written notice shall be sent to the addresses provided for notice to Supreme below.  E-mail notice is delivered on the day it is sent.  If Supreme (or its designee) elects to purchase the stock, then Supreme shall give notice to TAG at the address provided for notice below and the cash payment for the stock will be made within 48 hours of Supreme’s (or its designee’s) notice that it will buy the stock and payment will be wired to an account to be provided by TAG.  This agreement applies only to TAG or its designee, and does not apply to any buyer of the stock from TAG or its designee.  If Supreme (or its designee) elects not to purchase the stock, then the right to purchase as to those shares ceases and TAG or its designee may sell those shares on the open market when it chooses.

2.4                                 The lawsuits, complaints and counterclaims referred to above shall be dismissed by stipulation with prejudice subject to the provisions of sections 2.5, 2.6 and 2.9.

2.5                                 Each side will bear its own attorneys’ fees and costs in the lawsuits, complaints and counterclaims referred to above.

2.6                                 TAG and all of its owners (specifically including Robert Pazderka), agents, officers, members, attorneys, employees, representatives, affiliates and their owners, agents, officers, directors, members, and representatives release and forever discharge Supreme and all of its insurers, sureties, agents, officers, directors, members, attorneys, employees, subsidiaries, parents and affiliates from any and all liabilities, claims, counterclaims, debts, demands, damages, costs, deprivation of rights, loss of services, disabilities, expenses, compensation actions, causes of action, or suits in equity, of whatever kind and of whatever nature, which are now known or may hereafter be discovered arising from or in connection with the civil lawsuits, except for any obligation arising from this Agreement.  This release shall be effective upon the signing of the Agreement and the payment of the $400,000 referenced above, provided, however, that in the event that any action is ever commenced by Supreme in a bankruptcy court, then Supreme agrees to give TAG a liquidated damage judgment in the amount of $3,400,000 (“Liquidated Amount”) minus all cash payments made to TAG (which are not finally determined to be preferential transfers) as set out below.

Assuming that the $1,100,000 cash payment by Supreme has been paid and is not determined to be a preferential transfer, the Liquidated Amount will have been reduced to $2,300,000.

When the Registration Statement covering the 350,000 shares of stock issued and delivered by Supreme to TAG, on the signing date of the Settlement Agreement, is declared effective (the “Effective Date”) by the SEC, TAG will be in a position to sell 50,000 shares during every thirty day period.  During the first twenty-four (24) months following the signing of this agreement, the Liquidated Amount will be reduced by the actual sales prices received by TAG for all shares sold during that twenty-four (24) month period.  At the end of such twenty-four (24) month period, the then remaining Liquidated Amount shall be further reduced by the fair market value of each block of unsold 50,000 shares (or portion thereof) for the month during which each such block of 50,000 shares (or portion thereof) could have been sold on the market.  For valuation purposes, the fair market value of any such block of 50,000 shares (or portion thereof) of unsold stock will be the closing price of Supreme’s Class A Common Stock on the NASDAQ for on the last day of such month.  For example, assume that at the end of the twenty-four month period referred to above, there is a block of 50,000 shares of unsold stock that could have first been sold on the market by TAG during the month of October, 2011. The then remaining amount of the Liquidated Amount will be reduced by 50,000 times the closing price of Supreme’s Class A Common Stock on the NASDAQ on October 31, 2011.

On January 15, 2012, Supreme will issue and deliver to TAG an additional 350,000 shares of stock. Reductions in the Liquidated Amount will occur in the same manner as explained in the preceding paragraph.

Although TAG is prevented from selling more than 50,000 shares in any thirty day period, if it requests a waiver of this restriction so that it can sell more than 50,000 shares in one thirty day period, and Supreme grants such waiver, then the reduction in the Liquidated Amount will be based on the actual number of shares sold during that single thirty day period (valued in the manner provided two paragraphs above).

However, no reductions will be made to the Liquidated Amount for Supreme stock distributed by Supreme to TAG which is later determined to have been a preferential transfer.

2.7                                 Supreme and all of its, agents, officers, members, attorneys, employees, representatives, affiliates, subsidiaries and their owners, agents, officers, directors, members, and representatives releases and forever discharges TAG and all of its insurers, sureties, agents, officers, directors, members, attorneys, employees, subsidiaries, parents and affiliates from any and all liabilities, claims, counterclaims, debts, demands, damages, costs, deprivation of rights, loss of services, disabilities, expenses, compensation actions, causes of action, or suits in equity, of whatever kind and of whatever nature, which are now known or may hereafter be discovered arising from or in connection with the civil lawsuits, except for any obligation arising from this Agreement.

2.8                                 This Agreement shall be confidential and not disclosed to anyone except employees or attorneys of the Parties or their affiliates who need to know, current or prospective insurance companies of the Parties, accountants who review or audit financial statements of the Parties, directors of the Parties, entities who underwrite securities of the Parties, representatives of Supreme’s current and proposed lending institutions, or upon order of the Court or the request of any governmental entity or as may otherwise be required by law (such as SEC filing and disclosure requirements).

2.9                                 Time is of the essence in this Agreement.  In the event that Supreme fails, on a timely basis, to make a cash payment or distribution of stock to TAG as above required, TAG shall give written notification to Supreme of its default. Supreme will then have a period of five (5) business days to cure such default. In addition to the sums due to cure the default,  Supreme will be liable for payment of a $1,500 penalty to TAG (in addition to all of its other remedies) to cure the default.

If Supreme fails to make a cash payment under section 2.1, and cure the default within five business days after notice, then Supreme consents to the entry of judgment against it for the full remaining cash consideration unpaid at the time of default upon motion by TAG to the federal district court in Arizona, No. CV-09-00414-PHX-NVW.  Interest on the judgment shall run at the Arizona statutory rate.

If Supreme fails to make a stock distribution under section 2.2, and cure the default within five business days after notice, then TAG, at its sole election, may either move for specific enforcement of this settlement agreement upon motion to the federal district court in Arizona, No. CV-09-00414-PHX-NVW, or Supreme consents to the entry of judgment against it for the fair market value of the stock which was not issued and distributed to TAG upon motion by TAG to the federal district court in Arizona, No. CV-09-00414-PHX-NVW (such fair market value to be based upon the number of shares of such stock times the closing price of the Supreme Class A Common Stock on the NASDAQ on the fifth business day).  Interest on the judgment shall run at the Arizona statutory rate.

Supreme agrees that its duties under this settlement agreement are subject to specific enforcement upon a motion for enforcement of its settlement duties in the federal district court in Arizona, No. CV-09-00414-PHX-NVW.

3.0                               Other Provisions

3.1                                 This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the Parties, their spouses and successors, and each of their present and former officers, agents, heirs, assigns, shareholders, owners, servants, directors, employees, former employees, investors, lawyers and all other representatives or anyone acting on behalf of them.

3.2                                 No failure on the part of the Parties to exercise any of their rights under this Agreement or any of the other documents executed by the Parties shall be construed as a waiver or shall in any way prejudice the Parties from pursuing their rights in the event of any subsequent breach.  No delay on the part of the Parties in executing any of their rights shall preclude them from exercising their rights in the future.

3.3                                 The Parties hereto have reviewed this Agreement and agree that the normal rule of construction that any ambiguities in this Agreement are to be construed against the drafter shall not be employed in interpretation of this Agreement.

3.4                                 The Parties to this Agreement represent and warrant that they have not sold, conveyed, transferred or otherwise disposed of any of their claims raised in the litigation and released in this Agreement.  The Parties represent and warrant that the individuals signing this Agreement have full authority to sign for and bind the Parties.

3.5                                 This Agreement can be executed in any number of counterparts (including facsimile), each of which shall be an original but all of which shall constitute one instrument.

3.6                                 If any other clause or term is deemed by a court to be void, illegal, against public policy, or otherwise unenforceable, that clause or term, and only that clause or term, will be invalid and the remaining terms of this Agreement shall remain in force and effect.

3.7                                 From time to time, without consideration, upon request by any one of the Parties, their successors or assigns, the Parties hereto agree to execute any other or further documents or take any and all actions reasonably necessary or desirable for the effectuation of the terms or provisions of this Agreement.

3.8                                 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, including, without limitation, all matters of formation, interpretation, construction, validity, performance and enforcement, without regard to any Arizona conflict of law provisions.

3.9                                 The Parties agree that this Agreement is a compromise and settlement of disputed claims and that no liability with respect to such claims is admitted.  This settlement is being made solely to terminate the present disputes and avoid litigation.

3.10                           If there is a dispute over this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, expenses and costs.

3.11                           Any notices to TAG under this Agreement shall be mailed by first class mail to The Armored Group, c/o Robert Pazderka, 5221 North Saddlerock Drive, Phoenix, Arizona 85018; and e-mailed to Robert

Pazderka at paz@armoredcars.com; and first class mailed to Colin Campbell, Osborn & Maledon, 2929 North Central Ave., 21st floor, Phoenix, Arizona 85012-2793; and e mailed to Colin Campbell at Ccampbell@omlaw.com

3.12                           Any notices to Supreme under this Agreement shall be mailed by first class mail to Kim Korth, Supreme Industries, Inc., 2581 Kercher Road, Goshen, Indiana 46528; and e-mailed to Kim Korth at kim.korth@supremecorp.com; and first class mailed to Rice Tilley, Haynes and Boone, LLP, 201 Main Street, suite 2200, Fort Worth, Texas 76102-3126; and e mailed to Rice Tilley at rice.tilley@haynesboone.com

[signature page follows]

Dated this 25 day of May, 2011.

The Armored Group, LLC, a Nevada limited liability company

/s/ Robert Pazderka
Robert Pazderka, President

/s/ Robert Pazderka
Robert Pazderka, Individually (but only for purposes of Sec. 2.6)

Supreme Indiana Operations, Inc., a Delaware corporation

/s/ Kim Korth
By:	Kim Korth
President and CEO

Supreme Corporation of Texas, a Texas corporation

/s/ Kim Korth
By:	Kim Korth
President and CEO